UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2016

MamaMancini’s Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28629	27-067116
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Branca Road, East Rutherford, NJ	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 532-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Submission of Matters to a Vote of Security Holders

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders

MamaMancini’s Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 22, 2016, which was adjourned on that date and reconvened on July 19, 2016. Including voting Preferred Shares, there were 28,755,358 outstanding shares eligible to vote as of May 23, 2016, the record date for the Annual Meeting and 17,927,230 shares were present either in person or by proxy at the meeting (which represented approximately 62% of the issued and outstanding shares eligible to vote). At the meeting, the following actions were taken:

(i) The Company’s shareholders elected seven directors to the Company’s Board of Directors for terms expiring at the Annual Meeting in the year 2017. The directors elected, as well as the number of votes cast for each individual are set forth below:

Nominee	Votes For	% Voted For
Carl Wolf	16,998,496	95%
Matthew Brown	16,998,496	95%
Steven Burns	16,970,329	95%
Alfred D’Agostino	16,998,496	95%
Thomas Toto	16,998,496	95%
Dan Altobello	16,998,496	95%
Dean Janeway	16,998,496	95%

(ii) The Company’s shareholders approved a proposal to ratify the Audit Committee’s appointment of Rosenberg Rich Baker Berman and Company, Certified Public Accountants as the Company’s independent registered public accounting firm for the year ending January 31, 2017, with the following votes:

Amount
Votes for approval:	17,769,023
Votes against:	155,522
% Voted for approval	99%
% Voted against approval:	0.54%
Abstentions:	2,685
% Abstentions:	0.00%

(iii) The Company’s shareholders gave an advisory approval of the compensation of the Company officers, as described in the “Executive Compensation” section of the proxy statement with the following votes:

Amount
Votes for approval:	16,770,339
Votes against:	208,746
% Voted for approval	94%
% Voted against approval:	0.73%
Abstentions:	2,000
% Abstentions:	0.00%

(iii) The Company’s shareholders approved an “every two years” frequency for ongoing advisory approval of executive compensation with the following votes:

Amount
Votes for “every two years”:	16,493,563
Votes for other options:	96,092
% Voted for “every two years”	92%
% Voted for other options:	0.33%
Abstentions:	26,842
% Abstentions:	0.01%

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MamaMancini’s Holdings, Inc.

By:	/s/ Carl Wolf
Name:	Carl Wolf
Title:	Chief Executive Officer

Dated: July 20, 2016